PROXY STATEMENT
                           OF WESTMORELAND COAL

                     Securities and Exchange Commission
                          Washington D.C. 20549

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The following is added text of a Web Site at
freedomforshareholders.com.

FREEDOM FOR SHAREHOLDERS
(This appears on the home page)
(a button on this page takes the viewer to the next page which offers the following choices)

Filings with SEC
Appraisals
Bodington & Company
Concerned Shareholder Letters
Meet Our Team
Other Voices
(the button on Filings with SEC takes the viewer to the recently filed preliminary proxy statement of the Committee to Enhance
Share Value)
(the remaining pages contain a statement that the page is under construction)


The new information will be contained in the Concerned Shareholder Letters section.


Donald B. Ray
139 Mina Drive
Roanoke Rapids, North Carolina 27870
252-537-1604
e-mail: don_and_jan_ray@yahoo.com


April 15, 1999


Westmoreland Committee to Enhance Shareholder Value
2789-B Hartland Road
Falls Church, Virginia  22043

Gentlemen:

     Since many shareholders have no detailed about Westmoreland's Independent Power Projects (IPPs), I am writing this letter to set the record straight.

     First of all, let me introduce myself and explain why I am better qualified than anyone with WCC, or WEI for that matter, to discuss the quality of these plants. I worked for Westmoreland Energy from 1990 through 1997. During the time these plants were built, started up and placed in commercial operation I was the Director of Venture and Asset Management. Simply stated this means that I was responsible for the final design, construction, start up and operation of all of WEI's plants. Before I came to WEI, I worked for Georgia Power for 19 years most of it managing construction contractors on power plant projects. There is no one presently with WEI who has an Engineering degree or background, no one with construction or maintenance experience and no one with plant operations experience. The president of WEI is an attorney. The vice president and other managers all have a finance and/or accounting background.

    The Roanoke Valley, (ROVA), Project has two plants. The first is about 165 megawatts. Unit two is about 46 megawatts. Both are Cadillacs. From the very beginning of project development these plants were conceived as Utility grade, base load plants. Unit one has a General Electric turbine generator and a Riley boiler. Unit two has a Mitsubishi turbine and also has a Riley boiler. Both are pulverized coal boilers. Without going into technical detail suffice it to say that this is the same technology found in almost all base load utility coal fired plants. Other plant equipment is of similar quality. Plant systems are redundant to a degree appropriate to their function and criticality to plant operation. The control system was upgraded during the design and procurement stage of the project and is state-of-the-art. It is in fact far superior to what is found in many Power Company plants.

    Construction was also first rate. The design and construct contractor moved its best project manager from the Hopewell plant to the Roanoke Valley project. He brought many seasoned and experienced engineers and construction professionals with him. At about this same time, at my urging, Matt Sakurada, who was then President of WEI, convinced our partner in this project that we should hire a resident inspector for the project. We contracted with Law Engineering, the leading engineering and testing company in the country, to furnish an inspector. Law sent us a senior inspector with 15 years of construction experience and certifications in almost every field of inspection and nondestructive testing. His job was not only to make his own inspections but also to verify that contractors were following the requirements of their own quality programs. The inspector sent in reports on a daily basis; we talked daily; and I was personally at the project about every other week. In addition to this inspector, we also hired a start up coordinator to make sure all of our plant equipment was properly commissioned.

    Every year the plant budgets include provision for capital expenditure and many additions, improvements and upgrades have been made.

    These plants operate under contracts to Virginia Power. Due to the energy price structure of those contracts, the plants are both fully dispatched. In other words, they are supposed to run almost all of the time. Anyone concerned with the quality of the plants can simply look at the plants' availability records. I no longer have access to those numbers but at the time I left WEI the were both quite good. They were, in fact, better than we projected in the original pro forma.

    One final comment on ROVA: Please ask whoever is criticizing the plant to explain why it was selected as POWER magazine's Plant of the Year for 1997.
    Now to the Virginia plants. I would not rate them quite as high as Roanoke Valley on either design or construction however that is not necessarily bad. These plants are not base loaded. Their boilers are stoker fired. This is much older technology than the boilers at Roanoke Valley but is the same as that used successfully by Cogentrix at several of its plants. Each plant has two boilers. This adds a degree of redundancy not seen at most plants. All three of these plants have Mitsubishi turbines just like ROVA II. These plants have the same modern control system found at the ROVA plants and, because they are almost identical, can support each other with shared spare parts.

    I have tried to be brief and non-technical but I am not sure I succeeded at either. If you have any questions, if I missed or left out anything you think belongs in this discussion or if something is not clear, please call me. If you feel it would be helpful, please post it on your web site.

Sincerely yours,



Donald B. Ray